Exhibit 10.1
EXECUTION VERSION
CASINO OPERATIONS LEASE
THIS CASINO OPERATIONS LEASE (“Lease”) is made and entered into as of the 28th day of June, 2011 (the “Effective Date”), by and among Hyatt Equities, L.L.C., a Delaware limited liability company, as Landlord (“Landlord”) and Gaming Entertainment (Nevada) LLC, a Nevada limited liability company, as Tenant (“Tenant”).
RECITALS
A. Landlord is the owner of the Hyatt Regency Lake Tahoe Resort, Spa & Casino located in Incline Village, Nevada, and more particularly described in Exhibit A (the “Project”).
B. Landlord has entered into a certain Amended and Restated Management Agreement (the “Management Agreement”) assigned to Hyatt Corporation (“Hotel Operator”) on October 1, 2002 pursuant to which Hotel Operator manages a first class hotel at the Project (the “Hotel”).
C. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord (i) a portion of the Project in which gaming or gambling (as defined in NRS 463.0153) is presently being conducted, comprising approximately twenty-thousand nine-hundred and ninety (20,990) square feet, including bar tops, as reflected in Exhibit “A” (“Casino”) and (ii) the associated offices, back-of-the-house count rooms, casino cages, and all surveillance area within the Project (collectively, the “Casino Office Space”) as depicted in Exhibit “B” attached hereto for use by Tenant for the operation of nonrestricted gaming under and pursuant to the Applicable Laws, as defined below. The Casino and the Casino Office Space are sometimes collectively referred to herein as the “Premises” (the “Premises”).
NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree that the foregoing recitals are true and correct and incorporated into this Lease and the parties further agree that Landlord will lease to Tenant, and Tenant will lease from Landlord, the Premises on the following terms and conditions:
ARTICLE I
APPROVALS, GAMING ACTIVITIES AND GAMING EQUIPMENT
1.1 Approvals.
(a) On or prior to June 15, 2011, at Tenant’s sole cost and expense, Tenant shall submit, all applications, filings and other submissions required by the Nevada Gaming Authorities (as defined below) to obtain the Gaming Approvals (as defined below). Tenant shall respond to any requests from the Nevada Gaming Authorities and promptly file any additional information required in connection with such filings as soon as practicable after receipt of requests for such additional information. Landlord shall reasonably cooperate with Tenant in making all such filings, and, upon request, Landlord shall make any filings requested to be made by Landlord by any Nevada Gaming Authority in connection with the operation of the Casino on the Premises by Tenant. Landlord shall be responsible for the costs of any such filings by Landlord related to its suitability and Tenant shall be responsible for any such filings by Landlord related to its suitability. Tenant shall keep Landlord promptly and regularly apprised of the status of any communications with and any inquiries or requests for additional information from, the Nevada Gaming Authorities and shall comply promptly with any such inquiry or request.

(b) Tenant acknowledges and agrees that it will at all times during the Term (as defined below) maintain in full force and effect and in good standing, at its sole cost and expense, all permits, licenses and approvals (“Approvals”) required by all laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and government agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders that now or hereafter are required to be obtained for the operation of the Casino within the Project, including, without limitation, the Premises, or any portion thereof, including those relating to the regulation and licensing of gaming, the sale of alcoholic beverages, employees, health, safety and environmental matters and accessibility of public facilities (collectively, “Applicable Laws”), and including, without limitation, all Approvals required by the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Washoe County Commission and the City of Incline Village, Nevada (collectively, the “Nevada Gaming Authorities”) relating to the Premises and the conduct of Gaming Operations on the Premises (collectively, “Gaming Approvals”). Except as otherwise expressly provided herein, it is understood and agreed that Landlord shall be solely responsible for the compliance of the building structure, parking areas, and surrounding facilities (other than the Premises) with all federal, state and local laws, regulations, rules, ordinances, codes, licenses, permits and orders, in all material respects; except to the extent any non-compliance is caused by Tenant. Tenant hereby agrees not to do anything within the Project to cause the Project to be in non-compliance with all federal, state and local laws, regulations, rules, ordinances, codes, licenses, permits and orders.
1.2 Gaming Activities. Tenant shall have the sole and exclusive right to conduct gaming and gambling at the Project and in the Casino (“Gaming Operations”) and shall have complete control over its Gaming Operations during the Term without interference by Landlord. Neither Landlord nor any agent or representative of Landlord shall exercise, either directly or indirectly, management or control of any kind whatsoever, over the conduct of gaming on the Premises. Tenant expressly covenants and agrees that it shall, at all times during the Term, at its sole cost and expense:
(a) comply, in all material respects, with all Applicable Laws, and the requirements of the Nevada Gaming Authorities; and
(b) in accordance with Applicable Law, including, without limitation, the Nevada Gaming Act (Chapter 463 of the Nevada Revised Statutes, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder, and any other requirements of the Nevada Gaming Authorities) provide supervision of its Gaming Operations to prevent play by or loitering of minors in or about the Casino.

ARTICLE II
LEASED PROPERTY
2.1 Lease of Premises and Grant of Easements through Public Areas. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.
2.2. Use of Public Areas. Landlord hereby grants to Tenant, its employees, agents, representatives, customers, business invitees and licensees a non-exclusive easement and right of free and unfettered access through and across the public areas of the Project (as the public areas may exist and as they may be modified by Landlord from time to time, provided that any such modification shall not hinder or prevent commercially reasonable access to and from the Premises) for the purposes of ingress and egress to the Premises. Tenant hereby grants to Landlord, its employees, agents, customers and invitees a non-exclusive easement and right of access through and across the public areas of the Premises for purposes of ingress and egress to the other portions of the Project, and for other purposes consistent with the intended uses of the public areas.
2.3 Parking. Landlord agrees that non-dedicated parking areas of the Project (as determined by Landlord in its absolute discretion, provided that the number of parking spaces shall be no less than currently available to the existing Tenant) may be used by Tenant’s gaming customers. Tenant’s employees shall be permitted to use Project parking facilities on the same basis and under the same terms and conditions as employees of the Project, provided, however, that Landlord may, in the exercise of its reasonable discretion, determine the number and location of spaces allocated for use by Tenant’s employees and Tenant agrees to abide by and cause its employees to abide by such determination. Notwithstanding the foregoing, in no event shall parking for the Premises be less that the minimum parking spaces required by Applicable Laws.
2.4 Landlord’s Reservation. Landlord reserves to itself the roof and exterior walls of the building containing the Premises, and all space above the ceilings within the Premises, to accommodate the Project’s structural, mechanical and electrical conduit piping, ducting and venting requirements. Landlord further reserves the right to run utility lines, pipes, conduits and ductwork through the air space above ceilings, and through the columns and walls of the Premises, in locations that will minimize interference with Tenant’s use of the Premises and subject to any required conduits, wiring, pipes, ductwork or related mechanical systems related to the operation of the Casino or its surveillance functions.

2.5 Changes to Project. Landlord reserves the right at any time and from time to time (a) to make or permit changes or revisions in the site plan for or layout of the Project including, without limitation, additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the public areas or the building areas, walkways, parking areas, driveways or other areas within or without the Project and upon the property on which the Project is located, (b) to construct other buildings or improvements in or as additions to the Project and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to construct other buildings or improvements adjoining the same (however no such modification may materially and adversely affect the conduct of operations of the Casino unless approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed), and (c) to make or permit changes or revisions in the Project, including additions thereto, and to convey portions of the Project and the property on which the Project is located to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof. Landlord will have the right without abatement of Rent to (i) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the parking area portions of the Project and the property on which the Project is located (however, in no event, shall parking for the Premises be less than the minimum number of parking spaces required by Applicable law), (ii) close such portions of the Project and the property on which the Project is located as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any right therein to any person or to the public, (iii) close portions of the Project and the property on which the Project is located for any other reason reasonably determined by Landlord to be in the best interest of the Project, (iv) close temporarily any or all portions of the Project and the property on which the Project is located for repairs or refurbishing (provided, however, that in no event shall any portion of the Casino be closed unless approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, in accordance with Section 2.7 hereinbelow) (v) discourage non-guest parking , (vi) move, remove, relocate and/or replace seats, trees, planters and other amenities commonly found in similar resorts, and (vii) do such other acts in and to said areas and improvements, as Landlord, in the exercise of its reasonable business judgment, deems advisable. Provided that nothing herein shall materially and adversely interfere with or cause the suspension or cessation of gaming activity within the Casino substantially as it is currently functioning, or cause the loss of use of any of Tenant’s security, surveillance, accounting, cash counting or other casino related back of house areas within the Premises.
2.6 Relocation. Throughout the Term and from time to time, Landlord shall have a right to relocate all or a portion of the Casino Office Space within the Project provided that the total size thereof after such relocation is approximately the same square footage as the original Casino Office Space. Landlord shall notify Tenant of such relocation not less than thirty (30) days prior to the date thereof. Landlord shall reconstruct on the relocated Casino Office Space improvements substantially similar in quality, style and design to those constructed at the original Casino Office Space in accordance with plans and specifications approved by Landlord and Tenant, which approval shall not be unreasonably withheld by either party. Landlord shall pay the cost of moving and reinstalling the fixtures, furnishings and equipment of Tenant into the relocated Casino Office Space. As of the later of the date specified in Landlord’s notice to Tenant or ten (10) days after Landlord has notified Tenant that it has completed the improvements to be constructed by Landlord on the relocated Casino Office Space, Tenant shall surrender the original Casino Office Space (or the portion thereof that is to be relocated), and shall move to the relocated Casino Office Space, and the relocated Casino Office Space shall be deemed the Casino Office Space hereunder as fully as if originally described in this Lease. Tenant agrees that promptly, on demand, it shall execute an amendment to this Lease designating the location of the relocated Casino Office Space.

2.7 Remodeling. If at any time from time to time during the Term Landlord remodels all or any portion of the Project, and such remodeling includes all of the Premises or a portion thereof, then Landlord shall have the right to change the dimensions or reduce the size of the Premises and to close all or a portion of the Project, for such period as Landlord deems advisable; provided, however that if any such renovation requires the closing of the Premises, or any portion thereof, Landlord shall obtain the prior consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed, including without limitation, consent as to the schedule for the renovations affecting the Premises so as to minimize any disruption to Tenant’s operations within the Premises. If Tenant is required to close all or a portion of the Premises in connection with such remodeling, then, as Tenant’s sole and exclusive remedy for such closure, Rent will be equitably abated based upon the portion of the floor area of the Premises that is rendered untenantable by such remodeling as a proportion of the total floor area of the Premises prior to such remodeling. In the event of any remodeling pursuant to this Section 2.7, Landlord shall repair any damage to the Premises caused thereby, and in the event of any reduction in the area of the Premises, as Tenant’s sole and exclusive remedy therefore, Rent shall be equitably reduced based upon the portion of the floor area of the Premises that is rendered untenantable by such remodeling as a proportion of the total floor area of the Premises prior to such remodeling.
ARTICLE III
TERM OF LEASE
3.1 Initial Term. The term of this Lease shall begin (“Commencement Date”) at such time as Tenant commences its Gaming Operations at the Project, and, unless extended as provided below, shall end at 11:59 p.m. on the date immediately preceding the fifth (5th) anniversary of the Commencement Date (“Initial Term”).
3.2 Additional Terms. Provided that Tenant is not then in material default under this Lease, Tenant, shall have one option to extend the term of this Lease for five (5) consecutive years (the “Additional Term”) by giving Landlord written notice of exercise of such option at least six (6) months prior to the expiration of the then-expiring initial Term or Additional Term, subject to and provided that Landlord consents, in its sole discretion, in writing to extend this Lease for an Additional Term by providing written notice of its consent within thirty (30) days after the receipt of the notice from Tenant. In the event that the Tenant does not provide the notice or Landlord does not consent, the Lease will terminate as provided herein. As used in this Lease, “Term” means the Initial Term together with the duly exercised Additional Term. Except as expressly provided in this Lease (and in particular, subject to Section 4.2 below) or as Landlord and Tenant may otherwise agree, the terms and conditions applicable to the Additional Term will be the same as the terms and conditions of the Initial Term, and Rent and other charges will continue to be adjusted as provided in this Lease as though such Additional Term were part of the Initial Term.

3.3 Early Termination by Landlord.
(a) If at any time Tenant, or its “Affiliates” (as defined in NRS 463.0133) or their respective officers, directors, employees or agents or equity holders, (i) is denied a license, found unsuitable, or is denied or otherwise unable to obtain any other Approval or Regulatory Approval required for Tenant to continue to lawfully lease the Casino or conduct nonrestricted gaming at the Casino (“Gaming Operations”), (ii) does not obtain such Approval or Regulatory Approval within any required time limit, as the same may be extended by any Nevada Gaming Authority or other state, county or local governmental authority having jurisdiction to grant or deny any such Approval of the Gaming Operations, or (iii) withdraws any application for any Approval or Gaming Approval, (iv) directly or indirectly causes a termination or denial of any Approval or Gaming Approval of Landlord or any person as a result of this Lease, then Landlord may terminate this Lease effective upon the later of (a) one (1) business day after notice is given to Tenant by Landlord, or (b) the date Tenant is not permitted to conduct Gaming Operations at the Project, unless such failure is cured before such later date.
(b) Notwithstanding any other provision of this lease, Landlord shall have the option, exercisable at any time from and after thirty (30) calendar months following the Commencement Date, by written notice to Tenant, to purchase Tenant’s leasehold interest in the Premises and all of Tenant’s right, title and interest in, to and under this Lease (“Tenant’s Leasehold”), together with all of Tenants assets (the “Assets”) used in its Gaming Operations, including, but not limited to, (i) Tenant’s furniture, fixtures and equipment, including all gaming devices and associated equipment (collectively, “Tenant’s Personal Property”), (ii) Tenant’s gaming inventories and operating supplies, (iii) trade names, trademarks, customer lists, good will and other related intangible assets related to the Gaming Operations, and specifically including the names “Grand Lodge Casino” and “Player Advantage Club”, all internet domain names and URL’s related thereto, all other intangible property owned or leased by Tenant required for the Gaming Operations, including, without limitation, goodwill, operating and training manuals, federal, state and local certifications and other permits (to the extent assignable), manuals and plans relating to the Gaming Operations, customer lists, supplier lists and similar documents, and trademarks and trade names used in the Gaming Operations, (iii) all assignable rights and obligations under contracts, agreements, leases, instruments or other documents or commitments, arrangements, undertakings, practices or authorizations related to the Assets or the Gaming Operations, (iv) all documents, book and records related to the Assets or the Gaming Operations, and (v) subject to the assumption of Tenant’s obligations thereunder, excluding obligations for breach of any such agreement prior to the Closing, all of Tenant’s rights under any slot machine participation agreement or lease and any agreement for the operation of a satellite race and sports book at the Premises (the “Assumed Liabilities”). The purchase price for Tenant’s Leasehold and the Assets shall be as follows, without duplication: (A) an amount equal to Tenant’s EBITDA for the twelve (12) month period preceding the Closing or for such period of time remaining on the Term, whichever is less, plus (B) an amount equal to the (x) the fair market value of Tenant’s Personal Property at Closing, as determined by a third party appraiser selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditions or delayed, plus (y) an amount equal to Tenant’s Working Capital at the Closing, if a positive number, under the calculations set forth below ((A) and (B) are collectively referred to herein as the “Purchase Price”), on the following terms and conditions:
(i) “EBITDA” shall mean the net income (or loss), as determined in accordance with GAAP applied on a consistent basis, of Tenant from its Gaming Operations (after eliminating all extraordinary or nonrecurring items of income or loss), plus to the extent deducted in computing such net income (or loss), without duplication, (i) all interest and other similar expense in respect of indebtedness for borrowed money and similar expense in respect of capitalized leases, plus (ii) all expenses for income taxes (whether paid, accrued or deferred), plus (iii) all depreciation and amortization of any assets or other non-cash charges (including any depreciation, amortization or write-off of intangible assets, transaction costs or goodwill), plus (iv) all dividend payments on common or preferred stock or similar equity interests in Tenant, whether or not paid in cash. In determining EBITDA for any period, to the extent that as a result of conduct outside the ordinary course of business (x) any items of income of Tenant have been shifted out of such period, or (y) any items of expense have been shifted into such period, such items of income or expense shall be reclassified into the appropriate period.
(ii) “Working Capital” means current cash in the operating accounts of the Gaming Operations, less the respective current liabilities of the Gaming Operations, as determined in accordance with GAAP applied on a consistent basis.
(iii) The “Closing” shall occur within five (5) days following the date upon which Landlord receives the last Gaming Approval necessary for it or its tenant to conduct non-restricted gaming on the Premises.
(iv) Payment of Purchase Price. The Purchase Price shall be paid in cash, by wire transfer, to Tenant at the Closing.
(v) Title. Tenant’s Leasehold and the Assets shall be conveyed to Landlord free and clear of all liens, claims and encumbrances.
(vi) Indemnities. Tenant shall indemnify, protect and defend Landlord from and against any and all liabilities arising from Tenant’s conduct of its Gaming Operations, excluding the Assumed Liabilities but including liabilities arising from or predicated upon facts occurring prior to the Closing. Landlord shall indemnify, protect and defend Tenant from and against the Assumed Liabilities but excluding liabilities from or predicated upon facts occurring prior to the Closing.
(vii) Pre-Closing Obligations. Following receipt of Landlord’s exercise of its purchase rights under this Section 3.3(c), Tenant shall continue to conduct Gaming Operations as required by this Lease. Within fifteen (15) days following the giving of notice hereunder, Landlord shall or Landlord shall file of cause to be filed, applications for all Gaming Approvals necessary for the conduct of non-restricted gaming on the Premises by Tenant’s successor.

3.4 Early Termination by Tenant. If at any time Landlord (including its successors and assigns and subsequent purchasers of the Project), or any other person associated in any way with Landlord, (i) is denied a license, found unsuitable, or is denied or otherwise unable to obtain any other Approval required in order for Tenant to be able to conduct Gaming Operations at the Project, (ii) is required by the Nevada Gaming Authorities to apply for an Approval required in order for Tenant to be able to conduct Gaming Operations at the Project and does not obtain such Approval within any required time limit, as the same may be extended by such Gaming Authority, or (iii) withdraws any application for Approval other than upon a determination by the Nevada Gaming Authorities that such Approval is not required in order for Tenant to be able to conduct Gaming Operations at the Project, (iv) directly or indirectly causes a termination or denial of any Gaming Approval of Tenant or any such person as a result of this Lease, then Tenant may, notwithstanding any contrary provision of this Lease, terminate this Lease effective upon the later of (a) one (1) business day after notice is given to Landlord by Tenant, or (b) the date Tenant is not permitted to conduct Gaming Operations at the Project, unless such failure is cured before such later date. In the event of such termination by Landlord, Landlord shall purchase Tenant’s Leasehold pursuant to Section 3.3(b).
3.5 Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the Term or earlier termination of this Lease, after written objection from Landlord, Tenant shall, at the option of Landlord, be considered a month-to-month tenant, at twice the Rent (as defined herein) but otherwise subject to all of the other terms and conditions hereof, and Landlord shall have all rights and remedies available at law or in equity.
ARTICLE IV
RENT
4.1 Rent. Tenant shall pay to Landlord rent in the amount of One Million Five Hundred Thousand US Dollars (US$1,500,000.00) per year (the “Initial Rent”) in equal monthly installments of One Hundred Twenty Five Thousand US Dollars (US$125,000.00), payable in advance, in the manner prescribed in Section 4.4.
4.2 Rent During Additional Terms. Upon Tenant’s election to extend this Lease for an Additional Term as provided in Section 3.2, and upon each such election, either party may request that the rent for the Additional Term be adjusted to reflect the then fair market rental value of the Premises as determined by an independent real estate appraiser selected by mutual consent of the parties familiar with the fair market rental values of casino space in the Lake Tahoe, Nevada, area (“Renewal Rent”). The Renewal Rent shall be determined not later than sixty (60) days prior to the commencement of the applicable Additional Term. The decision of the real estate appraiser shall be final, binding and conclusive on the parties, provided, however, that Tenant may withdraw its exercise of its election to extend this Lease for an Additional Term within ten (10) days of its receipt of the appraiser’s determination the Renewal Rent. The costs and fees associated with the appraisal shall be divided equally between Landlord and Tenant.

4.3 Reference to Rent. All references to “Rent” in this lease shall mean, collectively, Initial Rent, Renewal Rent and any other sum due and owing by Tenant to Landlord.
4.4 Payment of Rent. All Rent and other monies required to be paid to Landlord hereunder shall be paid without offset, deduction, prior notice or demand, in lawful money of the United States of America, to Landlord, addressed at Hyatt Equities, L.L.C., Hyatt Center, 71 South Wacker Drive, Chicago, Illinois 60606, Attn: Finance Department, or at such other place as Landlord may from time to time designate in writing on or before the tenth (10th) day of each month during the Term.
4.5 Late Charges and Interest.
(a) Notwithstanding anything in this Lease to the contrary, if Tenant fails to pay any Rent or any other sum due and owing Landlord within five (5) days following the due date of said Rent or other sum, then Tenant shall pay, as additional rent, a late charge of five percent (5%) of the amount due.
(b) In addition to any late charges provided for herein, any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at five percent (5%) per year, payable as additional rent (and not as an Operating Expense). It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
ARTICLE V
LANDLORD OBLIGATIONS
5.1 Utilities. Landlord shall provide or cause to be provided, throughout the Term to the Premises, the following utility services: heated and refrigerated central air, heated and cooled water at the points of service currently located on the Premises or as replaced or remodeled pursuant to sections 2.5, 2.6 or 2.7, sewer services, electricity, gas and solid waste management, including any and all charges for initiating and terminating such services (other than satellite and race fees related to any race and sports book operated on the Premises). Landlord shall promptly pay all charges for these utilities. Landlord shall not be responsible for any loss, cost, damage, expense or liability Tenant, may sustain, including loss of revenue or goodwill, resulting from fire or other casualty or an interruption in service, change in character of electric or other utility service or as a result of any public or private company’s failure to supply or reduction in any of the foregoing utility services to the Premises. All such Utility services shall be provided without any additional payment by Tenant and shall be included as the Landlord’s obligation in consideration of the Rent payment.

5.2 Compliance with Applicable Laws. Landlord shall comply with all Applicable Laws affecting the Project (other than the Premises).
5.5 Maintenance of Non-Gaming Fixtures. Landlord shall, at its sole cost and expense, be responsible for the maintenance and upkeep of all non-gaming fixtures on the Premises including, but not limited to (i) plumbing and restroom fixtures, (ii) ductwork associated with the heating, cooling and ventilation systems, (iii) all electrical wiring providing electricity to the Premises, (iv) fire suppression systems, including any free standing fire extinguishers, (v) the central sound system currently in use on the Premises (collectively, the items referred to in (i) through (v), and any other alterations, improvements or fixtures installed by Landlord of a similar nature on the Premises, are referred to as the “Non-Gaming Fixtures”). Landlord agrees to use commercially reasonable efforts to cause any construction within the Project (excluding the Premises) to be conducted with the due regard to Tenant’s gaming operations and to avoid unreasonable noise levels as a result of construction, and to take commercially reasonable steps to prevent dust and debris from the areas of the construction from entering into the Casino. During the term of this Lease, Landlord shall maintain the Project in good condition and repair, and cause all areas of the Project (except for the Premises) to be adequately illuminated.
5.6 Maintenance of Exterior of Project. Landlord shall, at its sole cost and expense, be responsible for the maintenance and upkeep of the exterior of the Premises and parking and vehicular access areas, including, but not limited to, all exterior doors, the roof, and the exterior of all windows and snow removal.
5.7 Landlord’s Right to Inspect. Except as limited by the Nevada Gaming Act, Landlord and its agents shall have access to the Premises at any and all reasonable times, except in the case of an emergency, in which case, Landlord and Hotel Manager, and/or each of their respective representatives and agents, shall have the absolute right to immediate enter and inspect the Premises at any time. Landlord’s exercise of such right of access shall be conducted in a manner and at times to minimize interruption with the operation of Tenant’s Gaming Operations as provided in Article XIII and in accordance with the Nevada Gaming Act and Regulations of the Nevada Gaming Commission.
5.8 Real and Personal Property Taxes. Landlord, at its sole expense, shall pay when due all real property taxes assessed on the Premises and any federal, state or local personal property or use tax assessed on Landlord’s personal property located at the Project.

ARTICLE VI
USE OF LEASED PREMISES FOR GAMING OPERATIONS,
OBLIGATIONS OF TENANT
6.1 Conduct of Gaming Operations. It is understood, and Tenant so agrees, that the Casino, at all times during the Term, shall be used and occupied by Tenant solely for the conduct of the Gaming Operations in compliance with all Applicable Laws and for purposes directly related thereto and for no other purpose or purposes. At all times during the Term, Tenant shall keep the Gaming Area open for conduct of the Gaming Operations except during renovation by Landlord and/or construction activities of Landlord that makes the continuing Gaming Operations impractical, subject to the terms of this Agreement, including without limitation Section 2.7 and Section 11.2. At all times during the Term, Tenant shall maintain sufficient numbers of competently trained and supervised employees necessary to adequately conduct the Gaming Operations consistent with past operations at the Project and in accordance with all Applicable Laws. In addition to any other remedies available to Landlord under this Lease or at law or in equity, if Tenant, through no fault of the Landlord or any Force Majeure Event, fails to continuously operate the Gaming Area in accordance with Section 13.1(d) hereof, Landlord shall have the right to require Tenant to pay to Landlord, as additional Rent, and not as an Operating Expense, but as liquidated damages and not as a penalty, an amount equal to one hundred percent (100%) of 1/365ths of the annual Rent for each day on which Tenant fails to operate the Gaming Area as required under this Lease. Such additional rent is to compensate Landlord for Landlord’s and Tenant’s estimate of the losses Landlord would suffer as a result of lost Project occupancy and traffic resulting from such a failure and for other actual and substantial losses that Landlord may suffer, all of which losses Landlord and Tenant acknowledge are extremely difficult to forecast. Nothing contained in this Section 6.1 may be construed to waive any rights and remedies Landlord may have against Tenant. Landlord may offset any amounts payable by Tenant hereunder against any amounts Landlord may owe Tenant.
6.2 Surveillance and Security. Tenant shall be responsible for the installation, if applicable, maintenance, repair and (if necessary) replacement of all surveillance devices (“Surveillance Equipment”) for the Project as required by the Nevada Gaming Authorities and applicable Nevada Gaming Laws and as customary for the operation of the Casino at the Project. All installation, maintenance, repair and replacement of Surveillance Equipment by Tenant shall be performed in accordance with Nevada Gaming Laws. Tenant shall be responsible for the operation of the Surveillance Equipment and shall employ and supervise adequate numbers of surveillance personnel to provide surveillance services to the Project, and an adequate number of trained security officers and other security personnel to provide security services to the Premises, as required by the Nevada Gaming Authorities and in compliance with applicable Nevada Gaming. The security services at portions of the Project other than the Casino shall be the sole responsibility and liability of Landlord, but Landlord and Tenant shall meet quarterly to discuss and agree on the adequacy of such security services.

6.3 Employees.
(a) Tenant shall have the sole right to hire, promote, discharge, and supervise all employees engaged, directly or indirectly in Tenant’s Gaming Operations all of whom shall be employees of Tenant. Tenant shall be solely responsible for the wages and other compensation of all personnel employed by Tenant hereunder, including medical and health insurance, pension plans, social security taxes, worker’s compensation insurance and shall comply with all applicable Laws with respect to such employees. Tenant shall be solely liable for all employment and personnel actions (including wrongful termination and discrimination claims) and all claims arising out of injuries occurring at the Project regarding Tenant’s employees.
(b) Employee Screening. All of Tenant’s employees will be screened prior to being hired. The screening process shall include, but not be limited to: (i) completion of Tenant’s application which shall provide for references, employment history and disclosure of criminal convictions; (ii) reference checks; and (ii) drug testing and criminal background checks, where required for the position. Tenant will provide safety training to all of its employees assigned to the Premises.
(c) Removal of Employees. Tenant agrees to remove any of its employees from the Hotel, for cause, at Landlord’s reasonable request. Tenant agrees to assist and cooperate with any investigation initiated by Landlord involving any employee of Tenant assigned to the Premises. In addition, Tenant’s employees shall wear such uniforms as are standard for Tenant’s employees and in no event shall such uniforms contain any marks of Hotel Manager.
(f) No Solicitation. Tenant agrees that at no time during the Term of this Lease and for a period of twelve (12) months immediately following the termination (except for termination due to a default by Landlord) or expiration of this Lease, will it call upon or solicit any of the Hotel employees for the purpose of employing, hiring, or otherwise interfering with the contractual relationship of such employees with Landlord, nor will Tenant in any way directly or indirectly, for itself or on behalf of, or in conjunction with any other person, firm, partnership, corporation or association, solicit, hire, employ or take away such Hotel employees during the Term of this Lease and for twelve (12) months immediately following the termination or expiration of this Lease, without the prior written consent of Landlord. Nothing in this provision shall prohibit Tenant from offering employment in solicitations of general circulation or accepting requests of employment from Hotel employees in response to solicitations of general circulation.
6.4 Additional Obligations of Tenant. Tenant further agrees, at all times during the Term, that:
(a) Tenant shall, and shall direct all of its employees and other personnel to use commercially reasonable efforts to keep the Premises clean and in good working order, subject to ordinary wear and tear. Tenant agrees to submit to Landlord, from time to time, proposals for capital expenditure projects that are in the best interests of the Gaming Operations and, with Landlord’s concurrence, to implement and execute such projects in a manner so as to permit the continuance of Gaming Operations and as not to interfere with the operation of the Project.

(b) Tenant shall not, without Landlord’s prior written consent, operate or permit to be operated at the Project any coin or token-operated vending machines or similar devices for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service, excluding automated teller machines if permitted by and pursuant to Applicable Laws. To remove any uncertainty or doubt, this provision shall not apply to machines for the redemption of gaming tickets, tokens or similar representations of cash.
(c) Except as expressly permitted in this Lease or as permitted by Landlord’s written consent, Tenant shall not do, permit or suffer anything to be done or kept upon the Premises which will obstruct or interfere with the rights of Landlord. Except as expressly permitted in this Lease or as permitted by Tenant’s written consent, Landlord shall not do, permit or suffer anything to be done or kept upon the Premises which will obstruct or interfere with the rights of Tenant under this Lease.
(d) The use of the Premises by Tenant, its agents, employees, customers or business invitees, shall at all times be in compliance, in all material respects, with all covenants, conditions and restrictions, easements, reciprocal easement agreements, rights of access, and other matters presently of public record or which may hereafter be placed of public record, which affect the Premises or the Hotel, or any part thereof. Tenant expressly acknowledges and agrees that Landlord shall have the right to record against the Hotel, including the Premises, additional covenants, conditions, restrictions, easements, reciprocal easement agreements, rights of access and/or other matters without the consent of Tenant, subject in all cases to Section 11.1 herein. Tenant’s rights under this Lease shall be subordinate to usual and customary covenants, conditions, restrictions, easements, reciprocal easement agreements, rights of access and other comparable encumbrances restrictions that are intended to encumber or benefit the Hotel, subject in all cases to Section 11.1 herein.
(e) Tenant shall not, without prior express written consent of Landlord, which consent shall not be unreasonably withheld, to the extent that such materials are consistent with materials used in the ordinary course of business for the Casino, keep, use or store or allow to be kept, used or stored, upon or about the Project any Hazardous Materials. “Hazardous Materials” shall mean and include any substance or material containing one or more of any of the following: “hazardous material,” “hazardous waste,” “hazardous substance,” “regulated substance,” “petroleum,” “pollutant,” “contaminant, “polychlorinated biphenyls,” “lead or lead-based paint”, “mold” or “asbestos” as such terms are defined in any applicable Environmental Laws in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a risk of harm to guests, invitees or employees at the Premises. “Environmental Laws” shall mean all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials.

(f) Tenant shall not, without Landlord’s prior written consent, operate or permit to be operated within the Premises any food and beverage outlets, or cause any food and beverage to be brought into the Premises other than through the Project. Tenant hereby acknowledges and agrees that the sole source of food and beverage to be provided to guests within the Casino shall be from the Project (excluding the Premises).
(g) Tenant shall purchase hotel guest rooms and suites for its Casino guests as necessary from the Project, at such rates as agreed by the Hotel Operator. Tenant shall use good faith efforts to maximize its purchase of guest rooms and suites at the Project for its guests.
6.5 Maintenance by Tenant. Except and only to the extent otherwise provided in Section 9.2, Tenant agrees that, from and after the Commencement Date of this Lease and at all times during the Term, it will keep the Premises neat and clean, and maintain the Premises in good order, condition and repair and every part and portion thereof, in a tenantable and attractive condition, consistent with the terms hereof (whether or not the need for such maintenance and repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of the Project or any portion thereof), and Tenant shall with commercially reasonable promptness and diligence make all necessary and appropriate repairs and replacements thereto. All repairs shall be made in a good, workmanlike manner, consistent with industry standards and in accordance with all Applicable Laws relating to any such work. Tenant further agrees that the Premises shall be kept in a clean, sanitary and safe condition, normal wear and tear excepted, in accordance with all Applicable Laws and in accordance with all directions, rules and regulations of all governmental authorities, including, without limitation, the health officers, fire marshal, building inspector, business license department, and other proper officers of all such governmental authorities having jurisdiction over the Project.
6.6 Compliance with Applicable Laws; Tenant Maintenance. Tenant shall comply with all Applicable Laws during the term affecting the Premises or Tenant’s use thereof in all material respects. Tenant shall not use the Premises so as to create waste or constitute a nuisance or disturbance. Tenant shall keep all of Tenant’s furniture, fixtures and equipment located on the Premises neat and clean and in good working order, condition and repair. All such repairs shall be made in good, workmanlike manner, consistent with industry standards, in accordance with all Applicable Laws.
6.7 Alterations. Tenant shall not make any structural or non-structural alterations or replacements of any nature or description to the Premises without having first obtained Landlord’s prior written approval which approval shall not be unreasonable withheld or delayed.
6.8 Signs. Tenant shall not place or install any sign on the exterior of the Premises or the Project without first obtaining, in each instance, Landlord’s prior written approval. Tenant shall have the right to post reasonable signs on the interior of the Premises which might facilitate Tenant’s business, provided the same are in accordance with applicable law, ordinances or statutes.

6.9 Surrender of Improvements. All additions, improvements and fixtures which may be made or installed by either Landlord or Tenant, upon the Premises during the Term shall remain upon the Premises and, at the termination of this Lease, shall be surrendered with the Premises as a part thereof and shall be the property of Landlord; provided that, except as provided in Section 3.3(b), Tenant shall have the right to remove any Gaming Assets constituting trade fixtures. Any damage caused by such removal shall be repaired by Tenant and the Project shall be surrendered to Landlord in “broom clean” condition. Tenant shall remove its equipment and trade fixtures from the Project as soon as reasonably possible after the expiration or earlier termination of the Lease Term. In the event Tenant shall fail to remove any personal property or trade fixtures of Tenant within thirty (30) calendar days of the expiration or earlier termination of the Term, Landlord may, subject to the Nevada Gaming Laws, at Tenant’s cost and expense, remove all of such equipment, property and trade fixtures not so removed and reasonably repair all damage to the Project resulting from such removal, and Tenant shall pay the cost thereof within ten (10) days after receipt of an invoice therefore from Landlord.
6.10 Personal Property and Use Taxes. Tenant shall be responsible for and shall pay when due all federal, state and local income, gaming, employment, and all other fees and/or taxes due and owing upon Tenant’s income, revenue from gaming, property, employees and the fees and costs for Regulatory Approvals arising or assessed as a result of Tenants Gaming Operations and/or use and occupation of the Premises.
6.11 Surrender of the Premises. Upon expiration or earlier termination of this Lease, Tenant shall surrendered the Premises to Landlord generally in the same condition as at the commencement of the Term, ordinary wear and tear excepted, except to the extent of improvements made by Landlord or Tenant. Upon such termination of this Lease, except as provided in Section 3.3 (b),Tenant shall remove all of its furniture, furnishings, and all gaming devices and associated equipment (as such Terms are defined in from the Premises and the Premises shall be surrendered to Landlord in “broom clean” condition. Tenant shall comply with all Applicable Laws and directives of the Nevada Gaming Authorities with respect to the termination of Tenant’s Gaming Operations on the Premises.
ARTICLE VII
INDEMNITY AND LIABILITY
7.1 Indemnification of Landlord. Except to the extent directly arising from the gross negligence or intentional misconduct of Landlord, Hotel Manager or any of their respective agents, contractors or employees, Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and save and hold harmless Landlord from and against all Claims of whatever nature (a) arising from or in connection with the operation of the Premises or any wrongful act, omission or negligence of Tenant or the contractors, licensees, agents, servants or employees of Tenant (collectively, the “Tenant Parties”), or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, including that of Landlord or any Tenant Party, occurring during the Term on or about or as a result of Tenants use of the Premises, including any claim by a third person in connection with damage to the Project or any Tenant Party’s property located therein or property of any person within the Project, (b) arising from any accident, injury or damage occurring outside of the Premises, where such accident, injury or damage results from a wrongful act, omission or negligence on the part of Tenant or any Tenant Party, (c) arising from any and all claims by any Tenant Party’s employees, including, without limitation, wrongful termination and/or other claims resulting from the termination of any Tenant Party’s employees, (d) arising due to the failure of any Tenant Party to obtain or maintain any necessary Approvals, (e) arising due to any breach or violation of this Lease by Tenant, including, without limitation, any holdover at the Premises or the presence of any Hazardous Materials on or about the Premises as a result of the acts or omissions of any Tenant Party, or (f) arising as a result of Landlord, Hotel Manager or any of their respective agents, contractors or employees taking any direction from any Tenant Party. In furtherance of the responsibility set forth herein, the parties agree that Tenant shall obtain and pay for all insurance as set forth in Article VIII hereof, and have Landlord named as an additional insured or loss payee, as applicable, under all such policies.
7.2 Tenant’s Own Risk. Except as provided in Sections 7.3 and 7.4 of this Lease, Tenant agrees to use and occupy the Premises as it is herein given the right to use, at its own risk, and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other property of Tenant or any property leased to Tenant (including property leased hereunder) or for use and operations relating to the Premises.
7.3 Liability of Landlord. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions, negligent or otherwise, of third persons or for any loss or damage resulting to Tenant or Tenant’s agents, employees, or invitees, or those claiming by, through or under Tenant, except for acts caused by the intentional or grossly negligent acts or omissions of Landlord or Landlord agents, contractors, licensees or employees.
7.4 Indemnification by Landlord. Except to the extent arising from the gross negligence or intentional misconduct of Tenant or any of its agents, contractors or employees, Landlord hereby agrees to defend (with counsel reasonably acceptable to Tenant), indemnify and save and hold harmless Tenant from and against all claims of whatever nature (a) arising from or in connection with the operation of the Hotel or the Project (except for the Premises) or arising from any wrongful act, omission or negligence of Landlord or Landlord’s contractors, licensees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, including that of Tenant’s or Landlord’s agents or employees, occurring during the Term, at the Project (excluding the Premises) including any claim by a third person in connection with damage to the property of any person within the Project (excluding the Premises), (b) arising from any accident, injury or damage occurring outside of the Premises, where such accident, injury or damage results from a wrongful act or omission on the part of Landlord or Landlord’s agents or employees, or (c) arising from any and all claims by Landlord’s employees, including, without limitation, wrongful termination and/or other claims resulting from the termination of Landlord’s employees, if any, at the Project, including such claims arising due to (i) the failure of Landlord to obtain or maintain any necessary Approvals, or (ii) a closure of the business (other than the Gaming Operations) conducted on the Project for any reason. Landlord further covenants and agrees to defend, indemnify and save and hold harmless Tenant from any and all claims in connection with or arising out of any obligations assumed by Landlord and accruing after the termination of this Lease, except for any debts under any obligations or contracts defined as Gaming Expenses hereunder, for which Tenant agrees to defend, indemnify and hold Landlord harmless.
7.5 Survival. All indemnities set forth herein shall survive expiration or earlier termination of this Lease.

ARTICLE IIX
INSURANCE
8.1 Landlord Insurance Required. Except for the insurance Tenant is required to obtain and maintain pursuant to Section 8.2 below, Landlord shall carry and maintain, at Landlord’s expense, insurance in type and amount as required pursuant to this Lease, which shall in amounts and types no less than is usual and customary in the industry for similar commercial property.
8.2 Tenant Insurance Required. Tenant shall obtain and maintain, or cause to be maintained, at all times insurance during the Term the following insurance coverages with insurance companies possessing a minimum A.M. Best rating of A-XII and in form satisfactory to Landlord the following coverages:
(a) Commercial general liability insurance (and, if applicable, including Products Liability) covering bodily injury (including personal injury) and property damage, however occasioned in or about the Premises and to the extent caused by Tenant or Tenant’s employees, agents, subtenants, sub-concessionaires, suppliers or independent contractors, all other portions of the Project, in an amount not less than $5,000,000 per occurrence. The insurance shall include contractual liability coverage. Such limit may be satisfied through any combination of primary and umbrella liability policies, provided that if umbrella liability coverage is obtained, said umbrella limits should also be excess over any auto liability policy;
(b) Property and Business Interruption (“BI”) Insurance on an all-risk or special risk form covering all of Tenant’s furniture, fixtures, equipment and any other personal property owned or used in Tenant’s operations and found in, on or about the Premises or elsewhere in the Project, and any leasehold improvements to the Premises, in an amount not less than the full replacement cost, including, without limitation, plate glass insurance. The BI coverage shall cover any contractual continuing rental obligation may have after an insured loss, provided that Landlord’s only interest shall be to the extent of payment of the Rent and other amounts payable to Landlord hereunder and Tenant shall have all right, title and interest in and to the proceeds of any other BI payments or reimbursements. All property insurance policy proceeds shall be used for the repair or replacement of the property damaged or destroyed.

(c) Comprehensive “all risk” insurance on the Gaming Assets, in each case (i) in an amount equal to the full insurable replacement cost thereof, which for purposes of this Lease shall mean actual replacement value with a waiver of depreciation; and (ii) containing such endorsements and covering such additional risks as Tenant shall determine in its discretion;
(b) business income insurance (i) with loss payable to Tenant; (ii) covering all risks covered by the insurance provided for in subsection (a) above; and (iii) in such amounts and for such terms of loss as Tenant shall determine in its discretion; and
(c) workers’ compensation, subject to the statutory limits of the State of Nevada, and employer’s liability insurance relating to Tenant’s employees in respect of any work or operations on or about the Project, or in connection with the Project or its operation (if applicable) excluding Landlord’s employees, if any.
(d) If Tenant operates owned, hired or non-owned vehicles as a normal part of its operations and activities at the Premises or the Project, automobile liability insurance covering bodily injury and property damage with a combined single limit of not less than $1,000,000.
8.3 Insurers. All insurance provided for in this Lease shall be obtained under valid and enforceable policies (collectively, the “policies” or in the singular, the “policy”), and shall be issued by financially sound and responsible insurance companies, each with a AM Best rating as required by Section 8.2, authorized to do business in the State of Nevada. All policies maintained by Tenant hereunder (except Workers’ Compensation insurance) shall name Landlord and any other parties as requested by Landlord as Additional Insureds. All policies maintained by Tenant shall provide thirty (30) days prior written notice to the Additional Insureds of any termination, cancellation or material change to such policies. All policies maintained by Tenant shall be written as primary policies, not contributing with or supplemental to the coverage maintained for any of the Additional Insureds. Prior to the commencement of the term hereunder, and from time to time during the term hereof, Lessee shall furnish to Lessor certificates of insurance, naming Landlord as certificate holder, and otherwise evidencing continuously current compliance with the provisions of this paragraph. Not less than ten (10) days prior to the expiration dates of the policies evidenced by such certificates of insurance, revised certificates evidencing renewal policies shall be delivered by Tenant to Landlord.
8.4 Blanket Coverage. Any blanket insurance policy shall specifically allocate to the Project the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Project in compliance with these provisions.
8.5 Clauses. All policies provided shall contain clauses or endorsements to the effect that:
(a) no act or negligence of the insured, or anyone acting for the insured, or any tenant or other occupant, or failure to comply with the provisions of any policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as any party named as additional insured is concerned;

(b) the policies by either party shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ prior written notice to the other party and any other party named therein as an additional insured;
(c) any party named therein as an additional insured shall not be liable for any insurance premiums thereon or subject to any assessments thereunder; and
(d) the policies shall not contain an exclusion for acts of terrorism or similar acts of sabotage if such exclusion may be deleted at commercially-reasonable cost.
If at any time Landlord is not in receipt of written evidence that all insurance required hereunder to be maintained by Tenant is in full force and effect, Landlord shall have the right, after reasonable prior notice to Tenant, to take such action as Landlord deems necessary to protect its interests, including, without limitation, obtaining such insurance coverage as Landlord in its reasonable discretion deems appropriate. All premiums incurred by Landlord in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Tenant as additional Rent upon demand.
8.6 Payment of Premiums. Tenant shall pay all premiums for each policy of insurance required by this Article IIX to be maintained by it when due and shall forward a certificate of insurance evidencing the aforesaid coverage together with all appropriate endorsements and riders to Landlord showing Landlord as an additional insured therein, as applicable.
8.7 Hazardous Activities. Tenant shall not use or occupy or permit the Project to be occupied or used in a manner which will materially increase the rates of any insurance for the Project or the overall development within which the Project is situated or that will make void or voidable any insurance then in force with respect to the Project or the overall development within which the Project is situated, or which will make it impossible to obtain fire or other insurance with respect to the Project or the overall development within which the Project is situated. If Tenant shall fail to comply with the provisions of this Section 8.7, Tenant shall reimburse Landlord for any increases in insurance premium charged to Landlord as a result of Tenant’s non-compliance with this Section 8.7 as additional Rent.
8.8 No Prohibited Activity. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Project any article or permit any activity which may be prohibited by any standard form of insurance policy.
8.9 Intentionally deleted.

8.10 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other, or against any of the related parties or patrons or the other, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by Tenant pursuant to this Article IIX or any property insurance actually carried by Landlord, to the extent of the limits of such policy. Landlord and Tenant, from time to time, shall cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project or the Premises or the contents of the Project or the Premises. Tenant shall cause all subtenants or other occupants of the Premises claiming by, under or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.
8.11 Adequacy of Coverage. The Additional Insureds, and their respective employees, representatives and agents make no representation or warranty that the limits of liability specified to be carried by Tenant pursuant to this Article IIX are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole cost and expense. In addition, Landlord hereby reserves the right to require Tenant to increase the coverage limits of the policies to be carried by Tenant pursuant to this Article IIX from time to time (but not more frequently than once a year) if such increase is reasonably deemed necessary or advisable based upon what is commercially reasonable and prudent for commercial properties with operations similar to Tenants in Nevada in order to protect the interests of Landlord.
8.12 No Co-Insurer. The parties do not intend for the Landlord to be a co-insurer of the Tenant, and to that end, if the Tenant’s insurance proceeds are not adequate to cover Tenant’s loss, Tenant, and not Landlord or Landlord’s insurance, will bear the difference between the proceeds obtained and any legal or contractual obligation for the actual amount of the loss. Further, the parties do not intend for the Tenant to be a co-insurer of the Landlord, and to that end, if the Landlord’s insurance proceeds are not adequate to cover Landlord’s loss, Landlord, and not Tenant or Tenant’s insurance, will bear the difference between the proceeds obtained and any legal or contractual obligation for the actual amount of the loss.
ARTICLE IX
DELIVERY OF PREMISES AND COMPLIANCE WITH APPLICABLE LAWS
9.1 Delivery of Premises. Landlord and Tenant agree that Landlord has delivered the Premises under this Lease in a clean, sanitary and safe condition in accordance with Applicable Laws.
9.2 Operating Services. Landlord, at the option and upon the written request of Tenant, shall provide janitorial services and miscellaneous building maintenance (collectively (“Operating Services”) to Tenant for the Premises. Landlord shall invoice Tenant for the Operating Services at Landlords cost (“Operating Expenses”). Tenant shall reimburse Landlord for such Operating Expenses, as additional Rent, within thirty (30) days following the receipt of the invoice from Landlord. Landlord shall provide to Tenant such supporting documentation regarding the allocation of Operating Expenses as Tenant may reasonably request from time to time. For these purposes, Operating Services shall not include any obligations of Tenant or Landlord under any other provision of this Lease.

ARTICLE X
DAMAGE AND CONDEMNATION
10.1 Damage and Condemnation. In the event that during the Term the Project shall be partially or substantially damaged or destroyed by fire or other casualty or taken by condemnation or deed-in-lieu of condemnation, Landlord shall proceed forthwith to repair such damage and restore the Project, to the extent of insurance funds (including the proceeds of applicable policies maintained by Tenant) or condemnation proceeds, to substantially their condition at the time of such damage, subject, however, to zoning laws and building codes then in existence, or Landlord may opt to forego rebuilding the damaged portions of the Project and retain all insurance or condemnation proceeds with respect to such casualty or condemnation, in which case this Lease shall be deemed terminated and neither party shall have any continuing or further obligation to the other.
10.2 Participation in Condemnation Award. In the event of any condemnation of the Project or any portion thereof, Tenant shall not participate in any respect in any part of the condemnation award that may be made. Nothing herein contained, however, shall preclude Tenant from asserting as against the condemning authority its claim for injury or damages occasioned by such condemnation to the Gaming Assets or for relocation benefits under Applicable Laws.
ARTICLE XI
LANDLORD’S COVENANT OF QUIET ENJOYMENT
11.1 Quiet Enjoyment. Tenant, on payment of the Rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term without hindrance or ejection by Landlord or by any persons lawfully claiming under Landlord; provided, however, it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord’s interest hereunder
11.2 Conduct of Gaming Operations. Landlord understands and agrees that Tenant will have exclusive and complete control over Gaming Operations on the Premises and shall have full authority to hire, discharge or discipline any and all of Tenant’s employees. Except as expressly provided herein, Landlord understands and agrees that Tenant shall be free to conduct the Gaming Operations on the Premises without interference from or direction by Landlord or any of its affiliates. Neither Landlord nor any agent or representative of Landlord shall exercise, either directly or indirectly, management or control of any kind whatsoever, over the conduct of Gaming Operations on the Premises.

ARTICLE XII
LIENS
12.1 Liens. Tenant shall at all times indemnify, save and hold Landlord, the Project, the Premises and the leasehold created by this Lease free, clear and harmless from any and all claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant or out of any work performed, material furnished or obligations incurred by Tenant in, upon or otherwise in connection with the Project. With respect to any construction, alternation or repair contemplated by NRS 108.234, Tenant shall give Landlord written notice at least ten (10) business days prior to the commencement of any such work on the Premises to afford Landlord the opportunity of filing appropriate notices of non-responsibility. Tenant shall, at its sole cost and expense, within thirty (30) days after filing of any lien of record, obtain the discharge and release thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge and any discharge or release so obtained by Landlord shall be subject to Tenant’s reimbursement of same as additional Rent payable within thirty (3) following written demand by Landlord.
ARTICLE XIII
EVENTS OF DEFAULT; REMEDIES; TERMINATION RIGHTS
13.1 Event of Default. The occurrence of any of the following events shall constitute events of default by Tenant under the terms of this Lease, individually, an “Event of Default,” and, collectively, “Events of Default.”
(a) Tenant shall neglect or fail to perform or observe any of the covenants, terms, provisions or conditions contained in this Lease on its part to be performed or observed, except for payment of Rent or any other monetary charges due hereunder or any of the events described in clauses (c)-(i), below, within ten (10) days after written notice thereof from Landlord, or such additional time as is reasonably required to correct any such default so long as Tenant commences the correction within such ten (10) day period and proceeds thereafter with due diligence and in good faith to cure same; in no event shall additional time to cure apply in cases where the Event of Default in question may be cured on a timely basis by the payment of money in the amount due; or
(b) Tenant shall neglect or fail to pay Rent, as provided for in Article IV, or any other monetary obligation at any time owing from Tenant to Landlord, whether or not expressed as additional Rent, within ten (10) days after written notice thereof from Landlord; provided, however, that Landlord need not give more than two (2) such notices in any twelve (12)-month period for the payment of Rent and after the giving of such second notice, any further failures to pay Rent within five (5) days after due during the remainder of such twelve (12)-month period will be an Event of Default without any notice, cure or grace period; or

(c) the leasehold estate created by this Lease shall be taken on execution or by other process of law; or
(d) Tenant fails to operate the Premises in accordance with the provisions hereof without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and such failure continues for more than two (2) consecutive hours or for more than two (2) hours in the aggregate in any sixty (60)-day period, in violation of this Lease, except when due to or caused by failure or lack of utility service, construction or other disruption by repair or maintenance, a Force Majeure Event or any act or omission of Landlord or Landlord’s employees, representatives or agents; or
(e) there is filed any petition in bankruptcy by Tenant, or Tenant is adjudicated as a bankrupt or insolvent, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by Tenant under any state of federal insolvency or bankruptcy act, or any similar law now or hereafter in effect; or
(f) there is filed any petition in bankruptcy or for the appointment of a receiver or an action for execution or attachment is filed against Tenant and such petition, action or levy against Tenant is not dismissed within ninety (90) days after the filing thereof in effect for a period of thirty (30) calendar days; or
(g) Tenant shall fail to maintain all necessary Approvals within grace periods provided by applicable law; or
(h) Tenant commits any act or fails to take any action that is identified as an “Event of Default” elsewhere in this Lease.
13.2 Remedies. Upon the occurrence of any Event of Default, Landlord may (i) immediately, or at any time thereafter, without further demand or notice, terminate this Lease, Tenant’s right of possession under this Lease without any further liability of Landlord hereunder in accordance with Applicable Law, at which time all Rent and other amounts due for Operating Expenses and other sums payable by Tenant to Landlord hereunder shall immediately become due and Payable up to the time of termination; (ii) re-let the Premises, or any part of parts thereof, either in Landlord’s name or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the remaining Term; (iii) recover from Tenant on a monthly basis, as liquidated damages for Tenant’s failure to observe and perform its covenants under this Lease, the deficiency between the Rent and Operating Expenses hereby reserved and/or agreed and all other amounts payable by Tenant to Landlord hereunder and the net amount, if any, or the rents actually paid to Landlord by the person or entity to which or whom the Premises are relet, for each month of the balance of the Term, and (iv) exercise any and all other remedies available to Landlord at law or in equity under the laws of the State of Nevada, including, without limitation, any damages resulting from such Event of Default. All of Landlord’s remedies provided herein or at law or in equity are cumulative with and non-exclusive of each other. In computing liquidated damages there shall be added to the deficiency all reasonable expenses that Landlord may incur in connection with re-letting, such as brokerage and preparation for re-letting.

13.3 Waiver. It is covenanted and agreed that no waiver at any time of any of the provisions hereof shall be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.
13.4 Default of Landlord. Landlord shall be in default under this Lease in the event Landlord fails to perform any of the covenants, terms, provisions or conditions contained in this Lease on its part to be performed within thirty (30) days after written notice thereof from Tenant, or such additional time as is reasonably required to correct any such default, but in no event more than an additional thirty (30) days (provided that such limitation to an additional thirty (30) days shall not apply to Landlord’s obligations to perform construction or repair activities that take longer than thirty (30) days to perform with the exercise of due diligence). In the event of a default of Landlord Tenant may exercise any and all remedies available to Tenant at law or in equity under the laws of the State of Nevada.
13.5 Remedies Not Cumulative. The various rights, options, elections and remedies of the parties hereunder shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.
ARTICLE XIV
REPRESENTATIONS AND WARRANTIES
14.1 Representations and Warranties of Landlord. Landlord hereby makes the following representations and warranties to Tenant as of the Commencement Date:
(a) Landlord has the full right, power and lawful authority to enter into and to carry out the terms and provisions of the Lease and the other agreements provided herein and consummate the transactions contemplated by this Lease, including, without limitation, the lease from Landlord of the Casino, and other than the Approvals of the Nevada Gaming Authorities, which Tenant covenants and agrees it shall have as of the Commencement Date and at all times during the Term, no Approval of any Governmental Authority or any other third person is required in connection therewith and this Lease constitutes the legal, valid and binding Lease of Landlord, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies;
(b) neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of term or provision of, or constitute a default under (i) any order, judgment, writ, injunction, decree, license, permit, statute, rule or regulation of any court, governmental, regulatory or public body; or (ii) any license, franchise, permit, indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other lease or arrangement to which Landlord is a party or by which Landlord or the Premises, as applicable, is bound;

(c) the Project has all necessary utilities, including electricity, water, sewerage and gas available at the Project sufficient in nature and scope for the operations of a casino; and
(d) no representation or warranty by Landlord contained in this Lease contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement and facts contained herein not misleading.
14.2 Representations and Warranties of Tenant. Tenant hereby makes the following representations and warranties to Landlord as of the Commencement Date:
(a) Tenant has the full right, power and lawful authority to enter into and to carry out the terms and provisions of the Lease, including, without limitation, the lease from Landlord of the Casino, and other than the Approvals of the Nevada Gaming Authorities, which Tenant covenants and agrees it shall have as of the Commencement Date and at all times during the Term, no Approval of any Governmental Authority or any other third person is required in connection therewith and this Lease constitutes the legal, valid and binding Lease of Tenant, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies;
(b) neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of any term or provision of, or constitute a default under (i) any order, judgment, writ, regulatory or public body; or (ii) any license, franchise, permit, indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other Lease or arrangement to which Tenant is a party or by which it or Tenant’s property, as applicable, is bound; and
(c) no representation or warranty by Tenant contained in this Lease contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement and facts contained therein not misleading.
ARTICLE XV
ESTOPPEL CERTIFICATES
15.1 Estoppel Certificates. Tenant shall at any time and from time to time, within ten (10) days of written notice from Landlord, execute, acknowledge and deliver to Landlord and any prospective purchaser or lender identified by Landlord a statement in writing (a) clarifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect, and the date to which the rental and other charges are paid in advance or delinquent, if any, (b) certifying the commencement and termination date of the Lease, (c) certifying that there has been no assignment or other transfer by Tenant of this Lease, or any interest therein, and (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such default if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant. Any such statements may be relied upon by any existing owner or prospective purchaser or any present or prospective lender upon the security of the Premises. Tenant’s failure to deliver such statement with such time shall be conclusive and binding upon Tenant (x) that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that the status of Rent payments is as certified by Landlord (y) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim or deduction against rental, and (z) that no more than one (1) month’s Rent has been paid in advance.

ARTICLE XVI
ASSIGNMENT OR SUBLETTING
16.1 Assignment. Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease nor leasehold estate hereby created or any interest herein, or sublet the Premises or any portion thereof, or license the use of all or any portion of the Premises without Landlord’s prior written consent, which consent shall not unreasonably be withheld; provided, however, any such assignee must have all Approvals necessary for such assignee’s performance of its respective obligations hereunder; provided further, however, no assignment shall release Tenant of any of its obligations under this Lease or be construed as, or constitute a waiver of, any of Landlord’s rights or remedies hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver of any provision of this Lease or consent to the assignment of Tenant’s interest in this Lease. Absent a written agreement to the contrary which is executed by Landlord, no assignment, mortgage, pledge, hypothecation or encumbrance of this Lease by Tenant shall act as or effect a release of Tenant from any of the agreements, obligations and covenants of this Lease to be performed by Tenant hereunder.
17.2 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, or the termination of this Lease by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord, shall either terminate any or all existing subleases or sub-tenancies, or operate as an assignment to Landlord of any and all such subleases or sub-tenancies as determined by Landlord, exercisable in Landlord’s sole discretion.
17.3 No Passage by Law. It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency; bankruptcy or inheritance act, or any similar Applicable Law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heir, legatee, devisee, or any other person whomsoever without the express prior written consent of Landlord, exercisable in Landlord’s sole discretion.

ARTICLE XVIII
RIGHT OF ACCESS
18.1 Right of Entry. Subject to Nevada Gaming Laws, Landlord and its authorized agents and representatives shall be entitled to enter the Premises and any portion thereof at any reasonable time for the purpose of (a) observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord, its interest or the Premises, (b) inspecting the Premises or any portion thereof, (c) inspecting the Premises relative to concerns over use, storage or disposal of Hazardous Materials, and (d) making repairs to the Premises or any portion thereof and performing any work therein or thereon which Landlord may elect or be required to make hereunder, including, without limitation, any maintenance and repairs, or which may be necessary to comply with any Applicable Laws or any applicable standards that may, from time to time, be established by an insurer, or which Landlord may deem necessary or appropriate to prevent waste, loss, damage or deterioration to or in connection with the Premises or any other portion of the Project or for any lawful purpose. In no event shall Landlord have access to any area for which access is restricted in accordance with Nevada Gaming Laws, except pursuant to such laws. Except in emergency situations, Landlord shall give Tenant at least twenty-four (24) hours prior notice of entry. Landlord shall have the right to use any means which Landlord may deem proper to open all doors in the Premises in an emergency. Entry into the Premises obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in Tenant’s failure to do the same.
ARTICLE XIX
SUBORDINATION
19.1 Subordination by Tenant. Tenant agrees that this Lease and its rights hereunder are subject and subordinate to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Project, or any portion thereof, and Tenant agrees to execute and deliver at any time, and from time to time, upon ten (10) calendar days written demand by Landlord, such documents as may be reasonably requested to evidence and confirm such subordination (but no such document shall be necessary to effectuate such subordination), and in the event that Tenant shall fail, neglect or refuse to execute and deliver any such documents to be executed by it within ten (10) calendar days after receipt of written request by Landlord, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant; provided, however, that such subordination is and shall be subject to the condition that the mortgagee or beneficiary named in such mortgage or deed of trust shall recognize this Lease and shall not disturb the possession of Tenant hereunder so long as Tenant is not in default under this Lease beyond applicable periods of grace. Tenant acknowledges that the power of attorney granted hereby is coupled with an interest.

19.2 Deemed Prior Lien. In the event that the mortgagee or beneficiary of any such mortgage, deed of trust, or other encumbrance elects to have this Lease deemed a prior lien to its mortgage, deed or trust, or other encumbrance, then and in such event, upon such mortgagee’s or beneficiary’s giving written notice to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage, deed of trust, or other encumbrance, whether this Lease is dated prior to or subsequent to the date or recordation of such mortgage, deed or trust, or other encumbrance.
19.3 Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of any mortgage, deed of trust, or other encumbrance against the Project or the Premises or in the event of exercise of the power of sale under any deed of trust covering the Premises or the Project or termination of any ground lease of the Premises or the Project, attorn to the purchaser upon such foreclosure or sale, and recognize such purchaser as Landlord under this Lease so long as neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination or modification so long as Tenant is not in default under this Lease beyond applicable periods of grace.
ARTICLE XX
MISCELLANEOUS PROVISIONS
20.1 Governing Law; Consent to Jurisdiction. This Lease shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Nevada, without giving effect to conflicts of laws principles. Tenant and Landlord each agree to the exclusive jurisdiction of any state or federal court within the County of Washoe, State of Nevada, with respect to any claim or cause of action arising under or relating to this Lease, and waive personal service of any and all process upon it and consent that all services of process be made by registered mail, directed to it at its address as set forth in Section 20.12 and service so made shall be deemed to be completed when received. Tenant and Landlord each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder. Nothing in this Section 20.1 shall affect the right of Tenant or Landlord to serve legal process in any other manner permitted by Applicable Laws.
20.2 Headings. The paragraph headings and the index to this Lease are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction of meaning of the provisions of this Lease.
20.3 Construction. If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

20.4 Binding. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successor and assigns of Landlord and Tenant, subject to restrictions on assignment of this Lease as provided herein. Notwithstanding the foregoing, this Lease and Tenant’s obligations hereunder are not assignable by Tenant without Landlord’s prior written consent which shall not be unreasonably withheld subject to all required Gaming Approvals.
20.5 Attorney’s Fees. Each party hereto shall bear its own professional fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby; provided, however, in the event any dispute between Landlord and Tenant should result in litigation, the prevailing party shall be reimbursed for all costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees and costs.
20.6 Entire Agreement; Amendments. This Lease contains the entire agreement and understanding of the parties with respect to the subject matter hereof and cannot be changed or terminated orally.
20.7 Interpretation. Plural shall be substituted for the singular form and vice versa in any place of places herein in which the context required such substitution or substitutions.
20.8 Liens. Should any claim or lien be filed against the Project or the Leased Premises, or any action or proceeding is instituted affecting the title to the Project, Tenant shall give Landlord written notice thereof as soon as reasonably possible after Tenant obtains actual or constructive knowledge thereof.
20.09 No Partnership. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.
20.10 Recordation. This Lease or memorandum thereof may not be recorded by Tenant without the written consent of the Landlord.
20.11 Time. Time of the essence of this Lease and all of the terms and conditions hereof.
20.12 Notice. Any and all notices or demands that either party hereto desires or is required to give to the other party pursuant to this Lease shall be in writing and delivered in person, sent by overnight courier (with confirmation of delivery) or sent by express, certified or priority U.S. mail postage prepaid (return receipt requested), addressed as follows:

If to Landlord:	Hyatt Equities, L.L.C.
Hyatt Center
71 South Wacker Drive
Chicago, Illinois 60606
Attn: General Counsel

If to Tenant:	Gaming Entertainment (Nevada) LLC
c/o Full House Resorts, Inc.
4670 So. Fort Apache Road, Suite 190
Las Vegas, NV 89147
Attn: General Counsel
or to such other person or place as either party hereto my designate in writing in the manner provided herein for giving notice. Each such notice so delivered, couriered or mailed shall be deemed delivered when personally delivered, as of the first business day after the date so sent by courier, or as of the third business day after the date so sent by mail, as the case may be.
20.13 Counterparts. This Lease may be executed in counterparts and all of such counterparts, taken together, shall be deemed part of one instrument.
20.14 Gaming Authorities Requirements. Landlord and Tenant agree that notwithstanding any of the provisions herein, if at any time during the Term, the Nevada Gaming Authorities require or prohibit any act on the part of Landlord or Tenant, Landlord or Tenant, as applicable, shall comply with such requirement or prohibition as the case may be, and any such compliance shall not be deemed a breach of this Lease.
20.15 Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
20.16 Landlord’s Lien/Security Interest. Subject to Applicable Laws, including specifically the Nevada Gaming Laws, Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Nevada Uniform Commercial Code as to all of Tenant’s property situated in, or upon, or used in connection with the Project (collectively, the “Collateral”) as security for all of Tenant’s obligations hereunder, including without limitation, the obligation to pay Rent and such other sums as Tenant is required to pay to Landlord hereunder whether or not denominated as Rent. Subject to Applicable Laws, such personal property thus encumbered includes specifically all of Tenant’s gaming devices and associated equipment (as those terms are defined in NRS 463.0155 and 463.0136), furniture, fixtures and equipment and all trade and other fixtures and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Tenant hereby irrevocably authorizes Landlord and/or Landlord’s agent to file such Uniform Commercial Code and other filings as Landlord deems appropriate in order to perfect such security interest. Tenant further agrees to sign such other financing statements or other documents as reasonably requested by Landlord to further secure Landlord’s interest under this paragraph as often as Landlord in its discretion requires. Landlord understands and agrees that its lien and security interest is subject and subordinate to the prior lien and security interests held by Wells Fargo Bank, NA and its affiliates.

20.17 Transfer of Landlord’s Interest. Landlord shall be liable under this Lease only while owner of the Premises. If Landlord should sell or otherwise transfer Landlord’s interest in the Premises, then such purchaser/transferee shall be responsible for all of the covenants and undertakings thereafter accruing of Landlord. Tenant agrees that Landlord shall, after such sale or transfer of Landlord’s interest, have no liability to Tenant under this Lease or any modification or amendment thereof, or extensions or renewals thereof, except for such liabilities which have accrued prior to the date of such sale or transfer of Landlord’s interest to such purchaser/transferee.
20.18 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity. Any check purporting to be an accord and satisfaction must be delivered to the address to which notices are to be sent hereunder (with copies to the addresses to which copies of such notices are to be sent) and not to the address for payments.
20.19 Confidentiality. Landlord and Tenant agree to keep the terms and conditions of this Lease confidential, provided, however, that Landlord or Tenant may disclose the terms of this Lease (i) as required by law, (ii) as required by any government agency having jurisdiction over this Lease, the Project, the Premises or Tenant, (iii) as may be necessary in connection with a dispute between the parties, or (iv) as necessary, to their respective affiliates, investors, lenders, employees, agents, attorneys, advisors or consultants (who shall be instructed to comply with the confidentiality provisions of this Section 20.19). Tenant shall not release any public announcement or press release concerning this Lease or the terms hereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, except as may be required by any applicable law, rule, or regulation.
20.25 Force Majeure. Landlord and Tenant will be excused for the period of delay in the performance of any of their respective obligations hereunder, except their respective obligations to pay any sums of money due under the terms of this Lease, and shall not be considered in default, when prevented from so performing by any labor disputes, civil commotion, war, fire or other casualty, changes (after the date of this Lease) in governmental regulations, statutes, ordinances, restrictions or decrees, or through acts of God (collectively, “Force Majeure Events”).
20.26 Casino Lease subject to Nevada Gaming Authorities. Notwithstanding anything to the contrary in this Lease, this Lease and all the terms and conditions herein are subject to the provisions of Chapter 463 of the Nevada Revised Statutes and the Regulations of the Nevada Gaming Commission and State Gaming Control Board adopted pursuant thereto (“Gaming Statute and Regulations”). In the event of any conflict between the Gaming Statutes and Regulations and the terms of this Lease, the Parties acknowledge, understand and agree that the Gaming Statutes and Regulations shall govern and the terms of the Lease shall be deemed amended to conform thereto.

ARTICLE XXI
CONDITION PRECEDENT
It is a condition precedent to the effectiveness of this Lease and of Landlord’s and Tenant’s obligations hereunder that the Commencement Date occur by December 31, 2011 (the “Outside Closing Date”). If the Commencement Date has not occurred by the Outside Closing Date for any reason, then either party may terminate this Lease upon written notice provided to the other party at any time after the Outside Closing Date, and thereupon, neither party will have any further obligations hereunder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

“LANDLORD”
Hyatt Equities, L.L.C.
a Delaware limited liability company

By:	/s/ Jerry M. O’Connor

	Name:	Jerry M. O’Connor
	Its:	VP-Tax

“TENANT”
Gaming Entertainment (Nevada) LLC,
a Nevada limited liability company

By	/s/ Mark J. Miller

	Name:	Mark J. Miller
	Its:	COO/CFO

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